Exhibit 5.1

February 26, 2021

The Board of Directors

Fuel Tech, Inc.

27601 Bella Vista Parkway

Warrenville, Illinois 60555

Ladies and Gentlemen:

I have acted as counsel to Fuel Tech, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of a registration statement on Form S-3 (the “Registration Statement”), relating to the resale by the selling securityholders named therein of up to 7,850,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of (i) 5,000,000 shares of Common Stock (the “Shares”), (ii) up to 2,500,000 shares of Common Stock (the “ Purchaser Warrant Shares”) issuable upon the exercise of warrants (the “Purchaser Warrants”), and (iii) up to 350,000 shares of Common Stock (the “Placement Agent Warrant Shares” issuable upon the exercise of warrants (the “Placement Agent Warrants” and, together with the Purchaser Warrants, the “Warrants”) issued to certain selling securityholders as the designees of H.C. Wainwright & Co., LLC (“Wainwright”) on February 17, 2021, as part of Wainwright’s compensation for serving as the exclusive placement agent in connection with the private placement closed on February 17, 2021.

In my capacity as counsel to the Company, I have examined the Registration Statement and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion. As to matters of fact material to the opinions expressed herein, I have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) factual information provided in certificates of officers of the Company. I have not independently verified the facts so relied on.

In such examination, I have assumed the following without investigation: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the factual information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.

Fuel Tech, Inc. • 27601 Bella Vista Pkwy, Warrenville, IL 60555

Phone 630.845.4500 • Fax 630.845.4501

www.ftek.com

Based upon the foregoing, it is my opinion that:

1. The Shares are validly issued, fully paid and non-assessable.

2. The Warrant Shares, when issued, delivered and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The foregoing opinions are subject to the following exclusions and qualifications:

My opinions are as of the date hereof, and I have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and I disavow any undertaking to advise you of any changes in law.

I do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Delaware and the federal securities laws of the United States of America, and I express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to me in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or related rules and regulations of the Commission issued thereunder.

Regards,

/s/ Bradley W. Johnson

Fuel Tech, Inc. • 27601 Bella Vista Pkwy, Warrenville, IL 60555

Phone 630.845.4500 • Fax 630.845.4501

www.ftek.com